Audited Financial Statements


                     Allied Color Industries, Inc.
                      Savings and Retirement Plan
                   for Associates of the Vonore, TN,
                     Kansas City, MO, San Fernando,
                         CA, and Vancouver, WA
                          Operations and Trust
                       (formerly the Avecor, Inc.
                      Savings and Retirement Plan
                               and Trust)

                       December 31, 1993 and 1992

Report ofIndependent Auditors


Committee for Employee Benefits Administration
Allied Color Industries, Inc. Savings and Retirement Plan for
  Associates of the Vonore, TN, Kansas City, MO, San Fernando, CA, and Vancouver, WA, Operations and Trust (formerly the Avecor, Inc. Savings and Retirement Plan and Trust)


We have audited the accompanying statements of net assets available for plan benefits of the Allied Color Industries, Inc. Savings and Retirement
Plan for  Associates  of  the Vonore,   TN,  Kansas  City,  MO,  San
Fernando,  CA,   and Vancouver,  WA, Operations and Trust (formerly  the
Avecor, Inc.   Savings  and  Retirement  Plan  and  Trust)   as   of December
31, 1993 and 1992, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We   conducted  our  audits  in  accordance  with  generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in its net assets available for plan benefits for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

Our  audits were made for the purpose of forming an  opinion on  the  basic
financial statements taken as a  whole.   The accompanying  supplemental
schedules of assets held for investment as of December 31, 1993, and transactions or series of transactions in excess of five percent of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security
Act of  1974, and   are  not  a  required  part  of  the  basic  financial
statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.



                                                   /s/ Ernst & Young


June 24, 1994

Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore,TN, Kansas City, MO, San Fernando, CA, and Vancouver, WA Operations and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1993

                                                      Wells Fargo Mutual Funds
                                         ----------------------------------------------------------------
                                                                                    U.S.
                                            Asset        Growth                   Treasury      Money      M.A. Hanna
                                          Allocation     Stock       S&P 500     Allocation     Market      Company
                                             Fund         Fund      Stock Fund      Fund         Fund      Stock Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets
Investments at fair value                   $113,887      $40,869     $145,032      $49,729      $32,789      $13,802
Employer's contribution receivable             4,653          881        5,630        1,746        1,240       14,265
Employee's contribution receivable             2,065          150        2,434          725          583
Participant loans
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits      $120,605      $41,900     $153,096      $52,200      $34,612      $28,067
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.







                                            Loans        Total
                                         ------------ ------------
Assets
Investments at fair value                                $396,108
Employer's contribution receivable                         28,415
Employee's contribution receivable                          5,957
Participant loans                            $16,146       16,146
                                         ------------ ------------
Net assets available for plan benefits       $16,146     $446,626
                                         ============ ============



Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore,TN, Kansas City, MO, San Fernando,CA, and Vancouver,WA Operations and Trust
Statement of Net Assets Available for Plan Benefits
December 31, 1992

                                                      Wells Fargo Collective Investment Funds
                                         ----------------------------------------------------------------
                                          Three Way                                 U.S.
                                            Asset        Growth                   Treasury      Money      M.A. Hanna
                                          Allocation     Stock       S&P 500     Allocation     Market      Company
                                             Fund         Fund      Stock Fund      Fund         Fund      Stock Fund
                                         ------------ ------------ ------------ ------------ ------------ ------------
Assets
Investments at fair value                    $59,596      $16,429      $75,263      $29,107      $13,287
Employers' contribution receivable             4,592          713        5,598        2,121        1,212      $14,236
Employees' contribution receivable               597          351          888          515          249
Participant loans
                                         ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits       $64,785      $17,493      $81,749      $31,743      $14,748      $14,236
                                         ============ ============ ============ ============ ============ ============


See notes to financial statements.




                                            Loans        Total
                                         ------------ ------------
Assets
Investments at fair value                                $193,682
Employers' contribution receivable                         28,472
Employees' contribution receivable                          2,600
Participant loans                             $2,676        2,676
                                         ------------ ------------
Net assets available for plan benefits        $2,676     $227,430
                                         ============ ============

Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore,TN, Kansas City, MO, San Fernando, CA, and Vancouver,WA Operations and Trust
Statement of Changes in Net Assets Available for Plan Benefits



                                                                    Wells Fargo Collective Investment Funds
                                                       ----------------------------------------------------------------
                                                        Three Way                                 U.S.
                                                          Asset        Growth                   Treasury      Money
                                             Sweep      Allocation     Stock       S&P 500     Allocation     Market
                                            Account        Fund         Fund      Stock Fund      Fund         Fund
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                             $0      $64,785      $17,493      $81,749      $31,743      $14,748

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                                6,284          337        3,103        3,837
 Interest                                           4                                                              294
 Dividends
                                          ------------ ------------ ------------ ------------ ------------ ------------
                                                    4        6,284          337        3,103        3,837          294
Contributions:
 Employer
 Employee                                                   26,460        9,115       34,467       11,572        8,497
                                                       ------------ ------------ ------------ ------------ ------------
                                                            26,460        9,115       34,467       11,572        8,497
Distributions to employees partially and
 wholly withdrawn from the Plan                            (12,524)        (136)      (9,816)      (4,212)      (1,658)

Net transfers from (to) other funds                (4)     (84,971)     (26,797)    (109,393)     (42,925)     (21,845)

Administrative expenses                                        (34)         (12)        (110)         (15)         (36)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net increase (decrease)                             0      (64,785)     (17,493)     (81,749)     (31,743)     (14,748)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                           $0           $0           $0           $0           $0           $0
                                          ============ ============ ============ ============ ============ ============


See notes to financial statements.





                                                       Wells Fargo Mutual Funds
                                          ----------------------------------------------------------------
                                                                                     U.S.
                                             Asset        Growth                   Treasury      Money     M.A. Hanna
                                           Allocation     Stock       S&P 500     Allocation     Market      Company
                                              Fund         Fund      Stock Fund      Fund         Fund      Stock Fund
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                             $0           $0           $0           $0           $0      $14,236

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                   2,149        3,177        5,207         (815)                    1,793
 Interest
 Dividends                                      2,787        1,189        1,676        2,602          418
                                          ------------ ------------ ------------ ------------ ------------ ------------
                                                4,936        4,366        6,883        1,787          418        1,793
Contributions:
 Employer                                       4,653          881        5,630        1,746        1,240       14,265
 Employee                                      37,047        5,910       40,646       12,563       14,704
                                          ------------ ------------ ------------ ------------ ------------ ------------
                                               41,700        6,791       46,276       14,309       15,944       14,265
Distributions to employees partially and
 wholly withdrawn from the Plan                (2,236)                   (5,013)      (2,346)      (2,574)      (2,230)

Net transfers from (to) other funds            76,269       30,767      105,170       38,464       20,863            3

Administrative expenses                           (64)         (24)        (220)         (14)         (39)
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net increase (decrease)                       120,605       41,900      153,096       52,200       34,612       13,831
                                          ------------ ------------ ------------ ------------ ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                     $120,605      $41,900     $153,096      $52,200      $34,612      $28,067
                                          ============ ============ ============ ============ ============ ============


                                                Loans        Total
                                             ------------ ------------
Net assets available for plan benefits
 as of January 1, 1993                            $2,676     $227,430

Investment income:
 Net realized and unrealized appreciation
  (depreciation) in fair value of
  investments                                                  25,072
 Interest                                            669          967
 Dividends                                                      8,672
                                             ------------ ------------
                                                     669       34,711
Contributions:
 Employer                                                      28,415
 Employee                                                     200,981
                                                          ------------
                                                              229,396
Distributions to employees partially and
 wholly withdrawn from the Plan                   (1,598)     (44,343)

Net transfers from (to) other funds               14,399            0

Administrative expenses                                          (568)
                                             ------------ ------------
Net increase (decrease)                           13,470      219,196
                                             ------------ ------------
Net assets available for plan benefits
 as of December 31, 1993                         $16,146     $446,626
                                             ============ ============

     Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore, TN, Kansas City, MO, San Fernando, CA
                and Vancouver, WA, Operations and Trust

                      December 31, 1993 and 1992



                     Notes to Financial Statements

A.  Significant Accounting Policies


The accounting records of the Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore, TN, Kansas City, MO, San Fernando, CA, and Vancouver, WA, Operations and Trust (the Plan) are maintained on the accrual basis.

The change in the difference between fair value and cost  of investments is
reflected in the statement of changes in  net assets   available   for   plan
benefits   as   unrealized appreciation (depreciation).

The Wells Fargo Collective Investment Funds ("the Funds") invest in units of Wells Fargo Institutional Trust Company ("WFITC") Collective Trust Funds
for Employee Benefit Trusts ("the   Master   Funds")  which  have   similar
investment objectives to the Funds. The Funds also invest in the Money Market Fund as a short-term investment vehicle.

Effective July 2, 1993 The Wells Fargo Collective Investment Funds were converted to the Stagecoach Inc. Mutual Funds of Wells Fargo ("the Funds").

Wells  Fargo  Bank, N.A. ("Wells Fargo") is the Trustee  and Investment
Manager of the Funds.  WFITC is the Trustee  and Investment   Manager  of  the
Master  Funds  and   receives investment   advice  from  Wells  Fargo   Nikko
Investment Advisors.

The   following  is  a  summary  of  significant  accounting policies consistently followed by Wells Fargo:

Fund Valuation

Valuation of the Funds' units occurs daily.  Unit values   are determined by
dividing the fair market value of each   Fund's net assets by the number of
units outstanding on   the valuation date.

Units of the Master Funds are valued on the basis of the   unit value
established by WFITC for each fund at each   valuation date.

Valuation of Investments

Securities traded on exchanges are valued at the last   reported sales price
on the valuation date, or in the   absence of any sales, at the last reported
bid price on   the valuation date.  Securities traded over-the-counter   are
valued at the final bid price on the valuation date.   Securities not traded
are valued on the basis of   quotations from pricing services or securities
dealers.

U.S. Treasury obligations are valued daily at the mean of    bid and ask
prices.

Investment Transactions and Investment Income

Investment  transactions are accounted for  on  the  trade   date.   Dividend
income is recognized on the  ex-dividend   date,  and  interest income is
recognized on  the  accrual   basis.   The  cost of investments sold is
computed  on  an   average cost basis.


B. Description of the Plan

The Plan is a defined contribution plan which covers substantially all employees of the Vonore, TN, Kansas City, MO, San Fernando, CA, and
Vancouver,  WA  operations  of Avecor,   Incorporated   (Allied  Color
Industries,   Inc. effective   January   1,  1994)  (the  Company),
effective February 1, 1992. Each participant may elect to voluntarily contribute up to 15% of his aggregate compensation subject to certain annual limits. Employer contributions will total 25% of each participant's before-tax contributions except that no match is made on contributions in excess of 4% of the participant's aggregate compensation. Contributions may
be   allocated  by  participants  among  investment  options selected  by  the
plan  administrator.   One-half  of   the employer  match is automatically
directed to the M.A.  Hanna Company   Stock  Fund.   Employer  contributions
are   made annually.

Participants  are  fully vested in  their  accounts  at  all times.   Employer
contributions become vested at the end of the calendar year in which the contributions are made, provided the participant is employed on the last day of the calendar year.

The  Company  has  reserved the  right  under  the  Plan  to discontinue
contributions at any  time  and  terminate  the Plan.   In the event of a
complete termination of the Plan, all participant accounts shall become 100% vested and the net assets of the Plan are to be set aside for distribution
to  all  Plan  participants.   The  Plan  administrator  has received notice
that the Plan is not covered by the  Pension Benefit Guaranty Corporation.

Details of the Plan agreement, including vesting and benefit provisions, is contained in the Allied Color Industries, Inc. Savings and Retirement Plan. Copies of this agreement are available from the Committee for Employee Benefits Administration.

C. Investments

The individual investments that represent 5% or more of the fair value of net assets available for plan benefits at December 31, 1993 and 1992 are:

                                    1993       1992

Bank Common Trust Funds:
Wells Fargo Mutual Funds:
Asset Allocation Fund             $113,887
Growth Stock Fund                   40,869
S&P 500 Stock Fund                 145,032
U.S. Treasury Allocation Fund       49,729
Money Market Fund                   32,789

Wells Fargo Collective
Investment Funds:
Three Way Asset Allocation Fund             $59,596
Growth Stock Fund                            16,429
S&P 500 Stock Fund                           75,263
U.S. Treasury Allocation Fund                29,107
Money Market Fund                            13,287

D. Transactions with Parties-in-Interest

All  expenses  of  administering the plan are  paid  by  the Company.
Investment   management   fees   are   paid   by participants  in that
management fees reduce the investment return reported and credited to participants.

E. Income Tax Status

The Plan has not received a favorable determination letter from the Internal Revenue Service as to the tax qualified status of the Plan; such a
letter has been requested.   The Plan  administrator believes that the Plan is
in operational compliance with the Internal Revenue Code and, therefore, will remain qualified and exempt from income taxes.

Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore,TN, Kansas City, MO, San Fernando, CA, and Vancouver,WA Operations and Trust
Schedule 27(a) - Schedule of Assets Held for Investment Purposes
December 31, 1993





   Identity of Issue, Borrower, Lessor         Description of                      Current
            or Similar Party                     Investment             Cost        Value
- - ----------------------------------------- ------------------------- ------------ ------------


M.A. Hanna Stock Fund                                    820 units      $12,037      $13,802


Wells Fargo Mutual Funds:
 Asset Allocation Fund                                11,089 units      112,007      113,887
 Growth Stock Fund                                     3,712 units       37,725       40,869
 S&P 500 Stock Fund                                   13,892 units      140,178      145,032
 U.S. Treasury Allocation Fund                         5,008 units       50,579       49,729
 Money Market Fund                                    32,789 units       32,789       32,789
                                                                    ------------ ------------
                                                                        373,278      382,306

Participant Loans                           Various personal loans
                                               at 7% interest with
                                             terms of 1 to 5 years       16,146       16,146

                                                                    ------------ ------------

                                                                       $401,461     $412,254
                                                                    ============ ============



Allied Color Industries, Inc. Savings and Retirement Plan for Associates of the Vonore,TN, Kansas City, MO, San Fernando, CA and Vancouver, WA Operations and Trust
Schedule 27(d) - Schedule of Reportable Transactions
Year Ended December 31, 1993


Series Of Transactions


                                                                                          Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                Number       Amount       Number        Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                 3      $14,238           12       $2,202

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund              30       31,337           17       89,244
Wells Fargo Bank, N.A.                    Growth Stock Fund                            27       12,369            6       27,209
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           36       42,519           19      114,343
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                33       13,938           12       42,378
Wells Fargo Bank, N.A.                    Money Market Fund                            28       16,542           14       30,122


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                        35      120,488           10        8,480
Wells Fargo Bank, N.A.                    Growth Stock Fund                            30       38,212            2          487
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                           35      150,705            9       10,527
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                31       52,652            2        2,073
Wells Fargo Bank, N.A.                    Money Market Fund                            28       40,278            4        7,854









Single Transactions                                                                       Purchases                     Sales
                                                                              ------------------------- -------------------------

       Identity of Party Involved                     Description                 Date        Amount        Date         Cost
- - ----------------------------------------- ----------------------------------- ------------ ------------ ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund            2/8/93      $13,982



                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                                    7/2/93      $75,311
Wells Fargo Bank, N.A.                    Growth Stock Fund                                                  7/2/93       26,317
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                                 7/2/93       99,579
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                      7/2/93       32,338
Wells Fargo Bank, N.A.                    Money Market Fund                                                  7/2/93       25,505


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                    7/2/93       83,492
Wells Fargo Bank, N.A.                    Growth Stock Fund                        7/2/93       28,487
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                       7/2/93      106,667
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund            7/2/93       36,374
Wells Fargo Bank, N.A.                    Money Market Fund                        7/2/93       25,872





 Series of Transactions


                                                                                                 --------------------------
                                                                                                    Selling
       Identity of Party Involved                     Description                                    Price       Net Gain
- - ----------------------------------------- -----------------------------------                     ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund                                $2,230          $28

                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                              97,258        8,014
Wells Fargo Bank, N.A.                    Growth Stock Fund                                            29,135        1,926
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                          120,885        6,542
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                46,882        4,504
Wells Fargo Bank, N.A.                    Money Market Fund                                            30,122            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund                                         8,751          271
Wells Fargo Bank, N.A.                    Growth Stock Fund                                               519           32
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                           10,879          352
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                 2,108           35
Wells Fargo Bank, N.A.                    Money Market Fund                                             7,854            0









Single Transactions
                                                                                                 --------------------------
                                                                                                    Selling
       Identity of Party Involved                     Description                                    Price       Net Gain
- - ----------------------------------------- -----------------------------------                     ------------ ------------


Wells Fargo Bank, N.A.                    M.A. Hanna Company Stock Fund



                                              Collective Investment Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Three Way Asset Allocation Fund                             $82,298       $6,987
Wells Fargo Bank, N.A.                    Growth Stock Fund                                            28,208        1,891
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund                                          105,248        5,669
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund                                36,001        3,663
Wells Fargo Bank, N.A.                    Money Market Fund                                            25,505            0


                                                     Mutual Funds
                                          -----------------------------------
Wells Fargo Bank, N.A.                    Asset Allocation Fund
Wells Fargo Bank, N.A.                    Growth Stock Fund
Wells Fargo Bank, N.A.                    S&P 500 Stock Fund
Wells Fargo Bank, N.A.                    U.S. Treasury Allocation Fund
Wells Fargo Bank, N.A.                    Money Market Fund

